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                           [LENOX BANCORP LETTERHEAD]



                                 April 25, 2001




Dear ESOP Participant:


      The Board of Directors and management encourage you to direct the ESOP Trustee to vote "For" each of management's nominees (Henry E. Brown and Vernon Morrison) and "For" ratification of the independent auditors by returning the attached "GREEN" vote authorization form. In the event you have already directed the ESOP Trustee to vote, and you wish to change your vote, you may send later dated directions to the ESOP Trustee.

      You may have recently received proxy materials from Mr. John C. Lame soliciting votes for him and his nominee, Mr. Guy Napier. Mr. Lame's materials request your vote in favor of Mr. Lame and Mr. Napier on a White proxy card. Please do nothing with the White Proxy Card. In the event you have returned the white proxy card to the ESOP trustee, you may change your instructions to vote for management's nominees by returning the attached "GREEN" vote authorization form.

      All directions to the ESOP Trustee must be returned to the ESOP Trustee by April 30, 2001. The latest dated instructions received by the ESOP Trustee by that date will be the instructions used by the ESOP Trustee when voting shares held in the ESOP.

                                    Sincerely,

                                    /s/ Virginia M. Heitzman

                                    Virginia M. Heitzman
                                    President, Chief Executive Officer
                                     and Director

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Name:____________________
Shares:___________________


                          ESOP VOTE AUTHORIZATION FORM
                          ----------------------------

      I understand that First Bankers Trust Company, the ESOP Trustee, is the holder of record and custodian of all shares of Lenox Bancorp, Inc. (the "Company") common stock attributed to me under the Lenox Savings Bank Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Annual Meeting of Stockholders to be held on May 9, 2001.

      Accordingly, you are to vote my shares as follows:

      1. The election as directors of all nominees listed (unless the "For All Except" box is marked and the instructions below are complied with).

                      Henry E. Brown and Vernon L. Morrison

            FOR               VOTE WITHHELD                 FOR ALL EXCEPT
            ---               -------------                 --------------

            |_|                   |_|                            |_|

INSTRUCTION: To withhold your vote for any individual nominee, mark "FOR ALL EXCEPT" and write that nominee's name on the line provided below.


================================================================================

      2. The ratification of the appointment of Clark, Schaefer, Hackett & Co. as independent auditors of Lenox Bancorp, Inc. for the fiscal year ending December 31, 2001.

            FOR                     AGAINST                 ABSTAIN
            ---                     -------                 -------

            |_|                       |_|                     |_|


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED
PROPOSALS.

The ESOP Trustee is hereby authorized to vote any shares attributed to me in its trust capacity as indicated above.



      Date_______________________   Signature______________________________


PLEASE DATE, SIGN AND RETURN THIS GREEN FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE BY APRIL 30, 2001.